                                                                    Exhibit 23.2


              Consent of Independent Certified Public Accountants


We have issued our report dated February 25, 1999, accompanying the financial statements included in the Annual Report of Advanced Systems International, Inc. on Form 10-SB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Advanced Systems International, Inc. on Form S-8 to be filed on July 21, 1999.


/s/ Grant Thornton LLP
Southfield, Michigan
July 21, 1999